                                                                    EXHIBIT 4-Z

================================================================================


                         THE COLUMBIA GAS SYSTEM, INC.

                                      AND

                        MARINE MIDLAND BANK, AS TRUSTEE


                     -----------------------------------


                         SEVENTH SUPPLEMENTAL INDENTURE


                         Dated as of November 28, 1995

             Supplementing Indenture Dated as of November 28, 1995


                     -----------------------------------


                  7.62% Debentures, Series Due November 2025


================================================================================

(This Cross Reference Sheet, showing the location in the indenture of the provisions inserted pursuant to Sections 310 to 318(a), inclusive of the Trust Indenture Act of 1939, is being furnished pursuant to Item 601 of Regulation S-K and is not to be construed as part of the indenture.)

                             CROSS-REFERENCE TABLE
--------------------------------------------------------------------------------
         The Columbia Gas System, Inc. and Marine Midland Bank, Trustee
                       Indenture dated November 28, 1995

TIA Section                                                                     Indenture Section
-----------                                                                     ------------------
   310 (a)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.10
       (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.10
       (a)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
       (a)(4)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
       (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.08, 6.10, 11.02
       (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
   311 (a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.11
       (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.11
       (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
   312 (a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.07
       (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.03
       (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.03
   313 (a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.06
       (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.06
       (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.06, 11.02
       (d)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.06
   314 (a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.05, 11.02
       (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.06
       (c)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.04
       (c)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.02, 11.04
       (c)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
       (d)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
       (e)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.05
       (f)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
   315 (a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.01(b)
       (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.05, 11.02
       (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.01(a)
       (d)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.01(c)
       (e)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.11
   316 (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.05
       (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.04
       (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
       (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.07
   317 (a)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.08
       (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.09
       (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.06
   318 (a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.01

            *The 7.62% Debentures, Series Due November 2025, of The Columbia Gas System, Inc. (the "Company"), are issued under an indenture dated as of November 28, 1995 between the Company and Marine Midland Bank, as Trustee, as previously amended and supplemented by six indentures supplemental thereto and as to be further amended and supplemented by a Seventh Supplemental Indenture dated as of November 28, 1995.

                              TABLE OF CONTENTS(1)

         PARTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

                                                             ARTICLE ONE
                                                             Definitions
                                                             -----------

                                                             ARTICLE TWO
                                                  7.62% Debentures Due November 2025
                                                 -----------------------------------

         SECTION 2.01     Creation of Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         SECTION 2.02     Date of Issue, Maturity, Interest Rate, Place of Payment  . . . . . . . . . . . . . .  2
         SECTION 2.03     Denomination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         SECTION 2.04     Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         SECTION 2.05     Payment of Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         SECTION 2.06     Global Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         SECTION 2.07     Additional Covenant.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

                                                            ARTICLE THREE
                                                       Miscellaneous Provisions
                                                       ------------------------

         SECTION 3.01     Execution in Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         SECTION 3.02     Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         SECTION 3.03     Responsibility of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

         TESTIMONIUM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         EXECUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         ACKNOWLEDGMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

EXHIBIT A--Form of 7.62% Debenture, Series November 2025





------------------------------
     (1) The table of Contents is included herein for convenience only and is not to be considered a part of the Supplemental Indenture.

                                    PARTIES

           SUPPLEMENTAL INDENTURE dated as of November 28, 1995, between THE COLUMBIA GAS SYSTEM, INC., a Delaware corporation (hereinafter called the Company), and MARINE MIDLAND BANK, a banking corporation and trust company organized and existing under the laws of the State of New York (hereinafter called the "Trustee") (the "Supplemental Indenture").

                                    RECITALS

         WHEREAS the Company has heretofore executed and delivered to the Trustee a certain indenture dated as of November 28, 1995, (hereinafter called the Original Indenture), providing for the issuance of senior debt securities of the Company, unlimited in aggregate principal amount (hereinafter called the Debentures); and

         WHEREAS ARTICLE TWO of the Original Indenture provides, among other things, that the Debentures may be issued in one or more series, the Debentures of each series maturing on such dates and bearing interest at such rates and having such other terms and provisions as the Board of Directors of the Company may determine prior to the authentication thereof; and

         WHEREAS ARTICLES TWO and EIGHT of the Original Indenture provide, among other things, that the Company and the Trustee may from time to time enter into indentures supplemental thereto for the purpose of setting forth the terms and provisions of any one or more series of Debentures and for any purpose not inconsistent with the terms of the Original Indenture, including such additional covenants not inconsistent with the provisions of the Original Indenture as may be agreed upon by the Company and the Trustee, or for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective or inconsistent provision of the Original Indenture; and

         WHEREAS the Company, pursuant to resolutions duly adopted by its Board of Directors at a meeting of said Board duly called and held, has determined, under and in accordance with the provisions of the Original Indenture, to create a new series of Debentures to be known as "7.62% Debentures, Series Due November 2025" (hereinafter called the Debentures Due November 2025) limited to $281,530,000.00 in aggregate principal amount, the further terms and provisions of which are hereinafter set forth; and

         WHEREAS the Company, pursuant to resolutions duly adopted by its Board of Directors at a meeting of said Board duly called and held, has determined that it is advisable to amend and supplement the Original Indenture by providing for a record date in connection with the payment of interest to the holders of Debentures Due November 2025; and

         WHEREAS at or pursuant to resolutions adopted at said meeting of the Board of Directors of the Company the form, terms and provisions of this Supplemental Indenture were duly approved and the execution and delivery by the Company of a supplemental indenture in the form approved and having the terms and provisions so approved were duly authorized and directed, and there was established for the Debentures Due November 2025 a form substantially as in Exhibit A and all things necessary to make the Debentures Due November 2025, when executed by the Company and authenticated by the Trustee and issued under the Original Indenture, as supplemented by this Supplemental Indenture, the valid, binding and legal obligations of the Company in accordance with their terms and to make this Supplemental Indenture a valid, binding and legal agreement, have been done and performed;

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH that, in order to set forth the terms and provisions of the Debentures Due November 2025 and for and in consideration of the premises and of the acceptance or purchase of the Debentures Due November 2025 by the holders thereof, the Company covenants and agrees with the Trustee as follows:

                                  ARTICLE ONE
                                  DEFINITIONS

         All terms defined in the Original Indenture referred to in the Recitals hereto or in any of the supplements thereto referred to in such Recitals are, unless the context otherwise requires, used herein with the same meanings therein set forth.

                                  ARTICLE TWO
                          DEBENTURES DUE NOVEMBER 2025

         SECTION 2.01. There shall be a series of Debentures designated as "7.62% Debentures, Series Due November 2025" the aggregate principal amount of which that may be outstanding being limited to $281,530,000.00, except as provided in Section 2.10 of the Original Indenture.

         The Debentures Due November 2025 shall be substantially in the form recited in Exhibit A.

         SECTION 2.02. The Debentures Due November 2025 shall be dated as provided in Section 2.05 of this Article One; shall mature November 28, 2025; shall bear interest at the rate of 7.62% per annum until paid or redeemed as herein and in the Original Indenture provided, payable semiannually on each May 28 and November 28 to the holders of Debentures ("Debentureholders") in whose names such Debentures Due November 2025 are registered at the close of business on or, as the case may be, next preceding such May 13 or November 13 or, if such date shall not be a Business Day, then the next preceding Business Day (unless such Debenture has been called for redemption on a date fixed for such redemption which is prior to such interest payment date), except that if the Company shall default in the payment of any installment of interest on any Debentures Due November 2025, such interest in default shall be paid to the Debentureholders in whose names the Debentures Due November 2025 are registered at the close of business on a record date established for the payment of such defaulted interest, and interest thereon, by the Company in any lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures Due November 2025 may be listed (such record date to be not less than five days prior to the date for the payment of such defaulted interest); and shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the corporate trust office of the Trustee in the Borough of Manhattan, the City of New York. Any such defaulted installment of interest on any Debentures Due

November 2025 that is not paid when due shall bear interest, to the extent lawful, at the rate per annum borne by such Debentures plus 1% per annum.

         SECTION 2.03. The Debentures Due November 2025 shall be issued in registered form without coupons in the denominations of $1,000 and any integral multiple of $1,000. Temporary Debentures Due November 2025 may be issued in denominations as provided in Section 2.04 of the Original Indenture and shall be exchangeable as provided in such temporary Debentures.

         SECTION 2.04. The Debentures Due November 2025 may be redeemed prior to maturity, at the election of the Company, as a whole at any time or in part from time to time, in each case on or after November 28, 2005, at the applicable redemption price or prices (expressed in percentages of principal amount) set forth in the tabulation under the heading "Regular Redemption Prices" in the form of Debentures Due November 2025 contained in Exhibit A to this Supplemental Indenture, with accrued interest to the date fixed for redemption.

         SECTION 2.05. Each of the Debentures Due November 2025 shall be dated the date of authentication, and shall bear interest from the interest payment date to which interest has been paid last preceding the date thereof (unless the date thereof is an interest payment date to which interest has been paid, in which case from the date thereof, or unless the date thereof is prior to May 28, 1996 in which case from November 28, 1995). Notwithstanding the foregoing, if the date of the Debentures Due November 2025 is after May 13 or November 13, as the case may be, and before the following May 28 or November 28, as the case may be, such Debentures Due November 2025 shall bear interest from such May 28 or November 28; provided, however, that if and to the extent that the Company shall default in the payment of interest due on such May 28 or November 28, such Debentures Due November 2025 shall bear interest from the next preceding May 28 or November 28 to which interest has been paid or, if no interest has been paid, from November 28, 1995.

         SECTION 2.06. The Debentures Due November 2025 will be issued in fully registered form and will be represented by a global certificate or certificates (the "Global Security") registered in the name of a nominee of The Depository Trust Company (the "Depositary"). The Global Security representing the Debentures Due November 2025 will be deposited with, or on behalf of, the Depositary. The Debentures Due November 2025 will not be exchangeable for certificates issued in definitive, registered form at the option of the holder and, except as set forth below, will not otherwise be issuable in definitive form.

         So long as the Depositary for the Global Security, or its nominee, is the registered owner of the Global Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Debentures Due November 2025 for all purposes under the Original Indenture and this Supplemental Indenture. Except as provided below, beneficial owners of the Debentures Due November 2025 will not be entitled to have the Debentures Due November 2025 registered in their names, will not receive or be entitled to receive physical delivery of Debentures Due November 2025 in definitive form and will not be considered the owners or holders thereof under the Original Indenture and this Supplemental Indenture. Unless and until it is exchanged in whole or in part for individual certificates evidencing the Debentures Due November 2025 represented thereby, the Global Security may not be transferred except as a whole by the Depositary for the Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

         If the Depositary with respect to the Global Security is at any time unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be eligible under Section 2.01 of the Original Indenture and a successor Depositary is not appointed by the Company within 90 days, the Company will issue definitive certificates in exchange for the Debentures Due November 2025 represented by such Global Security. In addition, the Company may at any time and in its sole discretion determine not to use the Depositary's book-entry system, and, in such event, will issue definitive certificates in exchange for the Debentures Due November 2025 represented by such Global Security.

         SECTION 2.07. Until the earlier of (i) the date on which none of Columbia Gas Transmission Corporation, any successor thereto and any transferee of the assets of Columbia Gas Transmission Corporation as an entirety (or substantially as an entirety) (collectively "TCO"), is a Significant Subsidiary of the Company, and (ii) the fourth anniversary of the date on which any of the New Indenture Securities (as described below) are first issued (said earlier date being the "Covenant Expiration Date"), the Company shall, subject to applicable law and regulation, hold not less than $600 million principal amount of First Mortgage Bonds of TCO (the "First Mortgage Bonds") issued pursuant to and entitled to the benefits of the TCO Indenture of Mortgage and Deed of Trust (the "TCO Mortgage"). Until the Covenant Expiration Date, the lien in favor of the Company under the TCO Mortgage securing the First Mortgage Bonds shall at all times (i) cover all property and assets of TCO intended to be subject to the TCO Mortgage as in effect on the date of this Supplemental Indenture, and
(ii) be a first priority perfected lien subject only to those exceptions that are contained in the TCO Mortgage as in effect on the date of this Supplemental Indenture, and the Company shall not release, or consent to any release of, any property or assets from that lien, other than (x) as provided in the TCO Mortgage as in effect on the date of this Supplemental Indenture and (y) releases of property and assets in the normal course of TCO's business in connection with the sale, other transfer or abandonment of such property or assets. Until the Covenant Expiration Date, no other Debt of any Person shall be secured by any lien on any property or assets of TCO except as permitted under the TCO Mortgage as in effect on the date of this Supplemental Indenture.

         Notwithstanding the foregoing, the Company shall not be in breach of this Section 2.07(A) if the amount of the Company's holdings of First Mortgage Bonds is less than $600 million principal amount for not more than an aggregate of 30 days after the date of this Supplemental Indenture and prior to the Covenant Expiration Date (the first day, subsequent to such 30th day, on which the amount of such holdings is below $600 million being hereafter referred to as the "Trigger Date") or (B) if on or before the sixtieth day after the Trigger Date, the Company retires (as described below) or has previously retired Company Funded Debt in an amount equal to 150% of the amount by which $600 million exceeds the principal amount of the Company's holdings of First Mortgage Bonds on the Trigger Date, or (C) if subsequent to the Trigger Date, the principal amount of the Company's holdings of First Mortgage Bonds falls below the amount of such holdings as of the Trigger Date or below the lowest previous amount of such holdings subsequent to the Trigger Date (any such date, a "Further Trigger Date") and the Company retires (as described below) or has previously retired Company Funded Debt in an amount equal to 150% of the amount by which $600 million exceeds the principal amount of such holding on the Further Trigger Date, the amount of such retirement with respect to any Further Trigger Date to be measured for purposes of determining compliance with this provision as of the sixtieth day after such Further Trigger Date. The Company may "retire" Company Funded Debt by any one or more of the following methods: (1) by cancellation of Company Funded Debt which it acquires or reacquires, (2) by defeasance of Company Funded Debt in accordance with the terms of such Company Funded Debt, (3) by a bona fide tender offer for Company Funded Debt which, to the extent such tender offer is for New Indenture Securities, is for principal amounts of each series of New Indenture Securities that are proportionate to the relative principal amount of such series outstanding on the relevant Trigger Date or Further Trigger Date (a tender offer for any of the New Indenture Securities at par will be deemed to retire an equivalent amount of Company Funded Debt, irrespective of the amount of New Indenture Securities or the amount of any series thereof actually tendered), or
(4) by repayment or prepayment of Company Funded Debt in accordance with its terms; provided, however, that repayment or prepayment of Company Funded Debt under a banking loan facility shall not constitute retirement of such Debt unless the Company shall have waived or terminated any entitlement it may have thereunder to reborrow the amounts so repaid or prepaid. In connection with any such "retirement" of Company Funded Debt, the Company (i) shall "retire" New Indenture Securities (treating the New Indenture Securities as a single class) and other Company Funded Debt (treating all such other Company Funded Debt as a single class) pro rata based on their respective outstanding principal amounts on the relevant Trigger Date or Further Trigger Date or (ii) may, at its option, "retire" a greater principal amount of New Indenture Securities than is determined in accordance with the foregoing clause (i). The foregoing covenant shall not represent a limit on the amount of Company Funded Debt or Funded Debt of TCO that may be outstanding from time to time.

         "Company Funded Debt" means all Debt (other than debt under a bank loan commonly referred to as a "revolving credit facility") created, assumed or guaranteed by the Company which matures by its terms, or is renewable at the option of the Company to a date, more than one year after the date of the original creation, assumption or guarantee of such Debt by the Company.

         "New Indenture Securities" means (i) the Debentures Due November 2025, and (ii) the Company's 6.39% Debentures, Series Due November 2000, 6.61% Debentures, Series Due November 2002, 6.80% Debentures, Series Due November 2005, 7.05% Debentures, Series Due November 2007, 7.32% Debentures, Series Due November 2010 and 7.42% Debentures, Series Due November 2015, each issued under the Original Indenture.

         "TCO Indenture of Mortgage and Deed of Trust" means the Indenture of Mortgage and Deed of Trust, dated August 30, 1985, between Columbia Gas Transmission Corporation and Wilmington Trust, as amended or restated from time to time.

                                 ARTICLE THREE
                            MISCELLANEOUS PROVISIONS

         SECTION 3.01. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 3.02. This Supplemental Indenture and each of the Debentures Due November 2025 shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with and governed by the laws of said State.

         SECTION 3.03. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         IN WITNESS WHEREOF, The Columbia Gas System, Inc. has caused this Supplemental Indenture to be executed in its corporate name by its Chairman of the Board or its President or one of its Vice Presidents or its Treasurer, and its corporate seal to be hereunto affixed and to be attested by its Secretary or one of its Assistant Secretaries, and Marine Midland Bank has caused this Supplemental Indenture to be executed in its corporate name and its corporate seal to be hereunto affixed by one of its Vice Presidents and to be attested by one of its Assistant Vice Presidents, all as of November 28, 1995.


                                        THE COLUMBIA GAS SYSTEM, INC.


Attest:    //s// C. M. Afshar           by:    //s// L. J. Bainter
       -----------------------------       ------------------------------------
                  Secretary                           Treasurer




[CORPORATE SEAL]





                                        MARINE MIDLAND BANK, as Trustee


Attest:   //s// Robert A. Conrad        by:   //s// Metin Caner
       -----------------------------       ------------------------------------
          Assistant Vice President            Metin Caner, Vice President





[CORPORATE SEAL]

STATE OF DELAWARE   )
                    ) ss:
New Castle County   )


         On this 28th day of November, 1995, before me personally came L. J. Bainter, to me known, who, being by me duly sworn, did depose and say that he resides at 20 Montchanin Road, Wilmington, Delaware 19807; that he is Treasurer of THE COLUMBIA GAS SYSTEM, INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                               //s// Majorie A. Murray
                                            -----------------------------------
                                            Notary Public


                                                12/5/96
                                            -----------------------------------
                                            My commission expires

STATE OF NEW YORK  )
                   ) ss:
County of New York )



         On the 28th day of November, 1995, before me personally came Metin Caner, to me known, who, being by me duly sworn, did depose and say that he resides at 2350 Broadway, New York, NY 10024, and that he is a Vice President of Marine Midland Bank, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                                 //s// S. C. Derenchuk
                                            -----------------------------------
                                            Notary Public


                                               6/12/97
                                            -----------------------------------
                                            My commission expires

                                                                       EXHIBIT A
                                                       TO SUPPLEMENTAL INDENTURE

                               FORM OF DEBENTURE
                                     (FACE)

         Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                         THE COLUMBIA GAS SYSTEM, INC.

                   7.62% DEBENTURE, SERIES DUE NOVEMBER 2025
                             DUE NOVEMBER 28, 2025

                                                             CUSIP NO. 197648CE6

No.______________                                                $______________

         THE COLUMBIA GAS SYSTEM, INC., a Delaware corporation (hereinafter called the Company), for value received, hereby promises to pay to ________ or registered assigns, the sum of $______________ on the twenty-eighth day of November 2025 at the corporate trust office of Marine Midland Bank, Trustee under the Indenture referred to on the reverse hereof, or its successor as such Trustee, in the Borough of Manhattan, the City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon at the rate of 7.62% per annum in like coin or currency, payable at said office semiannually on the twenty-eighth day of May and the twenty-eighth day of November in each year, from the interest payment date to which interest has been paid last preceding the date hereof (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to May 28, 1996, in which case from November 28, 1995) until the Company's obligation with respect to the payment of such principal shall have been discharged, such interest to be paid to the person who shall have been the registered owner hereof at the close of business on May 13 or November 13, as the case may be, next preceding an interest payment date, except as otherwise provided in the Indenture referred to on the reverse hereof. Notwithstanding, if the date of this Debenture is after May 13 or November 13, as the case may be, and before the immediately following May 28 or November 28, as the case may be, this Debenture shall bear interest from such May 28 or November 28; provided, however, that if and to the extent that the Company shall default in the payment of interest due on such May 28 or November 28, this Debenture shall bear interest from the next preceding May 28 or November 28 to which interest has been paid or, if no interest has been paid, from November 28, 1995. Any installment of interest on this Debenture that is not paid when due shall bear interest at the rate borne by this Debenture plus 1% per annum.

         Additional provisions of this Debenture are contained on the reverse hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Debenture shall not be valid or become obligatory for any purpose until it shall have been authenticated by the certificate, hereon endorsed, of the Trustee under the Indenture.

         IN WITNESS WHEREOF, The Columbia Gas System, Inc., has caused this Debenture to be executed in its name by the facsimile signature of its Chairman of the Board or its President or one of its Vice Presidents or its Treasurer, and its corporate seal to be hereunto affixed, or a facsimile thereof to be printed or engraved hereon, and to be attested by the facsimile signature of its Secretary or one of its Assistant Secretaries.

                                        THE COLUMBIA GAS SYSTEM, INC.

Dated:   November 28, 1995              By:
                                             --------------------------------
                                                        Treasurer
Attest:



                 (FORM OF TRUSTEE'S CERTIFICATE ON DEBENTURES)

         This is one of the Debentures, of the series designated therein, described in the within-mentioned Indenture.

                                        MARINE MIDLAND BANK, as Trustee

                                        By:
                                             --------------------------------
                                                   Authorized Signatory

                                   (REVERSE)

                         THE COLUMBIA GAS SYSTEM, INC.

                   7.62% DEBENTURE, SERIES DUE NOVEMBER 2025
                             DUE NOVEMBER 28, 2025

         This Debenture is one of a duly authorized issue of Debentures of the Company issuable in series, and is one of a series known as its 7.62% Debentures, Series Due November 2025 (herein called Debentures Due November
2025), all issued and to be issued under an Indenture dated as of November 28, 1995, as supplemented by seven indentures supplemental thereto, including a Seventh Supplemental Indenture dated as of November 28, 1995, in which the Debentures Due November 2025 are created and described, all executed between the Company and Marine Midland Bank (herein called the Trustee), Trustee, to which the Indenture and all indentures supplemental thereto (herein collectively called the Indenture) reference is hereby made for a statement of the rights thereunder of the Trustee and of the holders of the Debentures, and of the duties thereunder of the Trustee and of the Company.

         The rights and obligations of the Company and of the holders of Debentures may be changed and modified at the request of the Company by an indenture or indentures supplemental to the Indenture, executed pursuant to the consent in writing of the holders of at least a majority in principal amount of the Debentures then outstanding affected by such change or modification, all in the manner and subject to the limitations set forth in the Indenture, provided that no such change or modification by such supplemental indenture shall extend the maturity of, or reduce the rate of interest on, or otherwise modify the terms of payment of the principal of, or the premium, if any, or the interest on, this Debenture, or reduce the percentage of Debentures the holders of which are required to consent to any such supplemental indenture, or modify the provision as to the holders of any series of Debentures authorized or required to consent to any such supplemental indenture, without the express consent of the holder hereof. Any such consent by the holder of this Debenture (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture, whether or not any notation of such consent is made upon this Debenture.

         The Debentures Due November 2025 may be redeemed, prior to maturity, at the election of the Company, as a whole at any time, or in part from time to time, in each case on or after November 28, 2005, as provided in the Indenture, at the redemption prices (expressed in percentages of principal amount) set forth in the tabulation below under the heading "Regular Redemption Prices":

                                     If Redeemed During 12                                       Regular
                                         Months' Period                                         Redemption
                                           Commencing                                             Prices
                                           ----------                                             ------
                                   November 28, 2005                                             103.61%

                                   November 28, 2006                                             103.21%

                                   November 28, 2007                                             102.81%

                                   November 28, 2008                                             102.41%

                                   November 28, 2009                                             102.01%

                                   November 28, 2010                                             101.60%

                                   November 28, 2011                                             101.20%

                                   November 28, 2012                                             100.80%

                                   November 28, 2013                                             100.40%

                                   November 28, 2014                                             100.00%

                                   November 28, 2015                                             100.00%

                                   November 28, 2016                                             100.00%

                                   November 28, 2017                                             100.00%

                                   November 28, 2018                                             100.00%

                                   November 28, 2019                                             100.00%

                                   November 28, 2020                                             100.00%

                                   November 28, 2021                                             100.00%

                                   November 28, 2022                                             100.00%

                                   November 28, 2023                                             100.00%

                                   November 28, 2024                                             100.00%


         In case a default, as defined in the Indenture, shall occur, the principal of all the Debentures then outstanding may become or be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture provides that in certain events such declaration and certain defaults under the Indenture may be waived by the holders of a majority in principal amount of all Debentures outstanding.

         This Debenture is transferable and exchangeable as prescribed in the Indenture by the registered holder hereof in person, or by his duly authorized attorney, at the corporate trust office of the Trustee in said Borough of Manhattan, upon surrender and cancellation of this Debenture, and, thereupon, a new fully registered Debenture or Debentures Due November 2025 of the same aggregate principal amount shall be issued in exchange therefor as provided in the Indenture. The Company and the Trustee may deem and treat the person in whose name this Debenture is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal, premium, if any, and interest (except as stated in the first paragraph on the face hereof) due hereon and for all other purposes.

         No recourse shall be had for the payment of the principal of, or the premium, if any, or the interest on, this Debenture, or any part hereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement of the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation (either directly or through the Company or any such successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all liability, if any, of that character against every such incorporator, stockholder, officer and director being by the acceptance hereof, and as part of the consideration for the issue hereof, expressly waived and released.

         This Debenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with and governed by the laws of said State.